Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 16, 2012 (including amendments thereto) with respect to the shares of common stock, par value $0.001 per share, and the preferred stock, par value  $0.001 per share, of Magnegas Corporation, a Delaware Corporation . This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 16, 2012

HYFUELS, INC.		GLOBAL ALPHA, LLC

By:	/s/ Dr. Ruggero Maria Santilli	By:	/s/ Dr. Ruggero Maria Santilli
	Dr. Ruggero Maria Santilli		Dr. Ruggero Maria Santilli
	President		Managing Member

GLOBAL BETA, LLC		CLEAN ENERGIES TECH CORP.

By:	/s/ Dr. Ruggero Maria Santilli	By:	/s/ Dr. Ruggero Maria Santilli
	Dr. Ruggero Maria Santilli		Dr. Ruggero Maria Santilli
	Managing Member		President

RM SANTILLI FOUNDATION

By:	/s/ Ermanno Santilli
Ermanno Santilli
President

/s/ Dr. Ruggero Maria Santilli	/s/ Carla Santilli
DR. RUGGERO MARIA SANTILLI	CARLA SANTILLI

/s/ Luisa Ingargiola	/s/ Ermanno Santilli
LUISA INGARGIOLA	ERMANNO SANTILLI